Exhibit 10

January 31, 2004

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

        Re:     Exhibit 10, Form N-1A

                The Calvert Fund

                File numbers 2-76510 and 811-3416

Ladies and Gentlemen:

As Counsel to The Calvert Fund (the  "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this

Post-Effective Amendment No. 46 of the Trust will, when sold, be legally issued, fully paid and non-assessable.

Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 46 to its Registration Statement.

Sincerely,

/s/Susan Walker Bender

Associate General Counsel